As filed with the Securities and Exchange Commission on July 7, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Seritage Growth Properties 2015 Share Plan

(Full title of the plan)

Matthew Fernand

Executive Vice President, General Counsel and Secretary

3333 Beverly Road

Hoffman Estates, Illinois 60179

(847) 286-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel A. Neff, Esq.

Robin Panovka, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common shares, par value $0.01 per share	3,250,000 shares(2)	$36.74(3)	$119,405,000(3)	$13,875(3)

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of up to 3,250,000 Class A common shares, $0.01 par value per share (the “common shares”), of Seritage Growth Properties, a Maryland real estate investment trust (the “Registrant”), and options and rights to acquire common shares issuable under the Seritage Growth Properties 2015 Share Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock splits, stock dividends, recapitalizations, reclassifications, reorganizations or other similar transactions.
(3)	Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average of the high and low sales prices of the common shares on the New York Stock Exchange on July 6, 2015 and is estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement is to register an aggregate of 3,250,000 Class A common shares, $0.01 par value per share (the “common shares”), of Seritage Growth Properties, a Maryland real estate investment trust (the “Registrant” or “Seritage Growth”), that may be offered pursuant to the Seritage Growth Properties 2015 Share Plan (the “2015 Share Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2015 Share Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement. This information and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following filed with the Commission by Seritage Growth are incorporated herein by reference:

1.	The Registrant’s prospectus dated June 9, 2015 and filed on June 10, 2015 pursuant to Rule 424(b)(3) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-203163);

2.	The Registrant’s reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended since the end of the fiscal year covered by the document listed in the first item above; and

3.	The description of the common shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 9, 2015 (File No. 333-203163) under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished to, rather than filed with, the Commission), but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland real estate investment trust (“REIT”) to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Seritage Growth’s declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law (“MRL”) permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (“MGCL”) for directors, officers, employees and agents of a Maryland corporation. The MGCL requires a Maryland corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Seritage Growth’s declaration of trust authorizes Seritage Growth to obligate itself, and Seritage Growth’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former trustee or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; and

•	any individual who, while a trustee or officer of Seritage Growth and at Seritage Growth’s request, serves or has served as a trustee, director, officer, partner, member or manager of another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Seritage Growth’s declaration of trust and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of Seritage Growth in any of the capacities described above and to any employee or agent of Seritage Growth or a predecessor of Seritage Growth.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index in this Registration Statement which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on this 7th day of July, 2015.

SERITAGE GROWTH PROPERTIES

By:	/s/ Benjamin Schall
Benjamin Schall
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Benjamin Schall and Matthew Fernand and each of them, such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Schall Benjamin Schall	Trustee, Chief Executive Officer and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 7, 2015

/s/ David S. Fawer David S. Fawer	Trustee	July 7, 2015

/s/ Edward S. Lampert Edward S. Lampert	Trustee	July 7, 2015

Kenneth T. Lombard	Trustee

/s/ John T. McClain John T. McClain	Trustee	July 7, 2015

Thomas M. Steinberg	Trustee

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Declaration of Trust of Seritage Growth Properties (incorporated by herein reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on June 8, 2015)

3.2	Bylaws of Seritage Growth Properties (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed on May 1, 2015)

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.4	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1	Seritage Growth Properties 2015 Share Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed on May 11, 2015).